UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 10-A

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Trident Acquisitions, Inc.
(Exact Name of Small Business Issuer in its Charter)

Commission file number 000-_____

Nevada	27-3673259
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

60 Yacht Club Drive, Lake Hopatcong,	NJ 07849
(Address of Principal Executive Offices)	(Zip Code)

William Wilson
P.O. Box 869
Lake Hopatcong, NJ  07849
Telephone: (973)-945-1171
______________________________________
(Registrant's telephone number, including area code)

Securities to be Registered Under Section 12(b) of the Act:
None

Securities to be Registered Under Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.0001
______________
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

PART I

ITEM 1.  DESCRIPTION OF BUSINESS.

a.  Business Development

Trident Acquisitions, Inc. ("we", "us", "our", the "Company" or the” Registrant") was incorporated in the State of Nevada on February 6, 2007.  Since inception, which was February 6, 2007, the Company has been primarily engaged in organizational efforts.  The Company was formed as a vehicle to pursue a business combination and has begun efforts to identify a possible business combination.  As a result, the Company has conducted negotiations but has not yet entered into a letter of intent concerning any target business.  The business purpose of the Company is to seek the acquisition of or merger with, an existing company.  The Company selected October 31 as its fiscal year end.

b.  Business of Issuer

The Company, based on proposed business activities, is a "blank check" company.  The U.S. Securities and Exchange Commission (the "SEC") defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.”  Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a "shell company," because it has no or nominal assets (other than cash) and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions.  An issuer that is a blank check, shell or dormant company may not use the Connecticut exemption for Rule 505 offerings.  Section 36b-3(3) of the Connecticut Uniform Securities Act defines "blank check company" and Section 36b-3(21) of the Act defines "shell company" and "dormant company."  The state of Oregon Administrative Rules also states under ORS 59.045(1) that no issuer, licensed broker-dealer, or affiliate of an issuer or licensed broker-dealer may effect transactions in the securities of a "blank check company", as that term is defined pursuant to section (2) of this rule, in reliance on any exemption pursuant to ORS 59.035.  For purposes of this rule, a "blank check company" shall mean a company that: (a) Is devoting substantially all of its efforts to establishing a new business in which planned principal operations have not commenced or, that has commenced planned principal operations, but has not derived significant revenue therefrom; (b) Has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies; and (c) Is issuing or has issued "penny stock" as that term is defined in section (3) of this rule. (3) For purposes of this rule, the term "penny stock" shall mean any equity security having a price of less than five dollars, excluding any broker-dealer commission, commission equivalent, mark-up or mark-down in an agency transaction or a contemporaneous offsetting purchase and sale principal transaction, but including any broker-dealer mark-up or mark-down in any other principal transaction; other than a security that is: (a) Registered or approved for registration and traded on a national securities exchange registered with the Securities and Exchange Commission; (b) Quoted or approved for quotation on NASDAQ; or (c) Issued by an investment company registered under the Investment Company Act of 1940.

Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination.  The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.  The Company's principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company expects communications within the next thirty (30) days to communicate with potential business combination candidates and has begun discussions with third party advisors to assist in this endeavor.   The d ue d iligence will consider the information below but will seek companies which have current operations and that have had at least three consecutive quarters of revenue growth and EBITDA.  The preferred areas include, but are not limited to, durable medical equipment manufacturers with emerging technologies.    The procedure includes initial NDA and receipt of due diligence information as requested below.  The Company would prefer not to authorize a reverse stock split in order to effectuate the transaction and will seek opportunities w h ere that is not a condition to any acquisition or business combination.

The analysis of new business opportunities will be undertaken by or under the supervision of William Wilson, President and director of the Registrant.  As of this date, the Company has not entered into any definitive agreement with any party.  The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities.  It is the intention of the Company to engage firms and / or individuals to assist in the due diligence process of reviewing prospective business combination prospects.  Due diligence review will include, but not be limited to, the following for potential targets:

Part I:  Corporate Records

1.	Verify state of incorporation and good standing of seller and each subsidiary of seller in all relevant states.

2.	Determine capitalization and authorized and issued shares of stock of seller and each subsidiary of seller.

3.	Review articles of incorporation, bylaws, minute books and stocks of seller and each subsidiary of seller.

4.	Obtain copies of all correspondence and other communications with shareholders.

5.
Obtain a shareholder list; inquire into the existence of any warrants, options and other rights to acquire shares; inquire regarding the existence of any agreements or other arrangements restricting the transfer or ownership of shares or the voting of shares.

6.	Investigate whether any shares of stock of seller or any subsidiary have been issued in violation of federal or state securities laws.

Part II:  Business Plan Information Obtain copies of the following:

1.	Offering memoranda associated with past financing.

2.	Management reports.
3.	Budgets.

4.	Short- and long-term forecasts, including a driver-based cash flow and valuation model, if available.

Part III:  Financial and Tax Information

1.	Obtain copies of financial statements of seller, both audited and not audited, audited statements for the prior five years and not audited interim statements for the prior year and the current year.

2.	Obtain copies of all management representation letters, letters of legal counsel and other correspondence furnished by or to the auditors of seller.
3.	Obtain a list of all federal, state, and local taxing jurisdictions with which seller or any subsidiary of seller filed (or was required to file) tax returns for the prior five years.

4.	Obtain copies of federal, state and local tax returns and reports of seller and its subsidiaries for the prior five years, including property statements and assessments.
5.	Review all tax return working papers and supporting documents.

6.
Obtain copies of all documents and correspondence concerning any pending or threatened audit or tax claim against or refund claim by seller or any subsidiary and any waiver or extension of any statute of limitations.

Part IV:  Indebtedness

1.
Investigate indebtedness of seller and subsidiaries, including reviews of loan agreements, notes, mortgages, and security agreements. This should include a review of all financing arrangements, including sale and leaseback arrangements, capital leases and installment purchases.

2.	Review correspondence with lenders and computations demonstrating compliance with financial covenants.
3.	Order uniform commercial code (UCC) searches with respect to seller and each subsidiary.

Part V:  Employment and Labor Matters

1.	Obtain a list of seller's officers, directors and employees earning more than a specified level.

2.	Obtain a schedule showing the total number of employees, their job classifications, average compensation and location of employment
3.
Obtain copies of all of seller's and subsidiaries' profit sharing, pension, retirement, deferred compensation, incentive compensation, stock option, health and welfare and other benefit plans and all correspondence relating to such plans, including IRS determination letters, actuarial reports and correspondence with the IRS, the Pension Benefit Guaranty Corporation, or the Department of Labor. Pay particular attention to retiree medical coverage and multi-employer pension plan issues.

4.	Obtain copies of all personnel policy booklets.

5.	Obtain copies of all employment, consulting, termination, parachute and indemnity agreements.

6.	Obtain copies of all collective bargaining and other labor agreements.

7.
Investigate all pending litigation or administrative matters involving employees, including discrimination charges, grievances, arbitration cases, workers' compensation cases, OSHA cases and similar matters.

Part VI:  Real Property

1.	Obtain address and legal description information for all real property.

2.	Obtain copies of any title insurance policies issued with respect to real property of seller and each subsidiary; consider ordering title reports on all real property of seller and each subsidiary.
3.	Obtain copies of all appraisals.

4.
Obtain copies of all studies, site evaluations and governmental filings and reports prepared by consultants or employees concerning the presence of hazardous materials or toxic substances on, under or about any property owned or leased by seller or any subsidiary.

Part VII:  Personal Property

1.	Obtain a copy of the Continuing Property Record of seller or other list of all material assets, showing locations.

2.	Obtain inventory breakdown and aging information.
3.	Obtain information concerning all proprietary intellectual property such as patents and trademarks.

4.	Obtain a list of bank accounts and safe deposit boxes and the names of all parties with authority for access.

Part VIII:  Agreements Obtain copies of the following:

1.	All agreements entered into pursuant to acquiring or merging with other businesses.

2.	All real and personal property leases.
3.	All partnership or joint venture agreements of any partnership in which seller or any subsidiary is a member. (If partnership is material, additional due diligence will be necessary.)

4.	All agreements pertaining to product marketing, including all agreements with independent sales representatives, distributors, and franchisees.
5.	All insurance agreements in force with respect to seller and each subsidiary.

6.	Any brokerage or investment banker agreement.
7.	All material agreements with customers, including warranties provided to customers.

8.	All material agreements with vendors.
9.	All licenses and sublicenses an all research and development agreements.

10.	All agreements with officers, directors, shareholders and their affiliates.
11.	All covenants not to compete, confidentiality agreements and other restrictive agreements.

12.	All agreements of guaranty or indemnification.

13.	All form agreements used by seller or any subsidiary.

14.
All material contracts not otherwise obtained under this list. A material contract is one calling for the payment or receipt by seller or a subsidiary of more than a specified dollar amount during any 12-month period.

Part IX:  Supplier and Customer Information

1.	Obtain a list of seller's material customers showing annual dollar volume of sales.

2.	Obtain a list of seller's material suppliers showing annual dollar volume of purchases.
3.	Obtain standard forms (purchase orders, sales orders and service agreements).

4.	Obtain any correspondence with customers or suppliers relating to complaints or disputes.

Part X:  Compliance with Law and Information

1.	Obtain copies of each report or other document filed with governmental agencies that have regulatory power over or a contractual relationship with seller or a subsidiary.

2.	Obtain a description of all litigation, administrative proceedings, governmental investigations, or inquiries pending, threatened against or involving seller or any subsidiary.
3.	Obtain a copy of all governmental licenses and permits and all judgments, orders, or decrees to which seller or any subsidiary is subject.

4.	Obtain a description of the procedure used to gather domestication certificates from employees and to comply with immigration laws.
5.
Perform an Environmental Liability Assessment (to determine the existence of property contamination or illegal past practices) and an Environmental Compliance Audit (to determine the status of current environmental compliance in areas such as permits and contingency plans).

Part XI:  Miscellaneous

1.	Obtain documents describing seller's products or services such as promotional literature, brochures and newsletters.

2.	Obtain press releases (past two years), press clippings (past two years).
3.	Obtain financial analyst reports, industry surveys, etc.

As of th e date of this filing , an engagement letter has not been signed with any third parties.  In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

a.	Potential for growth, indicated by new technology, anticipated market expansion or new products;

b.	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

c.	Strength and diversity of management either in place or scheduled for recruitment;

d.
Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from  other sources;

e.	The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

f.	The extent to which the business opportunity can be advanced;

g.	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

h	.Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.  Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.  Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

FORM OF ACQUISITION

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Registrant.  Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity.  If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity.

In Addition, depending upon the transaction, the Registrant's current stockholders may be substantially diluted to less than 20% of the total issued and outstanding shares of the surviving entity and possibly even eliminated as stockholders by an acquisition.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction.  As part of such a transaction, all, or a majority, of the Registrant's directors may resign, and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition or a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities.  The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders.  Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others.  If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable.  Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred.

We presently have no employees apart from our management.  Our officers and directors are engaged in outside business activities and anticipate that they will devote to our business very limited time until the acquisition of a successful business opportunity has been identified.  Our officers and directors expect to devote up to 30% of their time to seeking a business opportunity, additionally the Company expects to engage third party professional to help review and select business opportunities.  We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

a.  Reports to security holders.

(1) The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2) The Company will file reports with the SEC.  The Company will be a reporting company and will comply with the requirements of the Exchange Act.  The Company will comply with reporting requirements effective immediately from the date of this filing.

(3) The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, and 100 F Street N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.  Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The officers and directors have $75,000 in capital reserves which they will utilize to engage third party consultants to assist in the identification of potential business opportunities and/or combinations.  It has not been determined if funds provided to the Company will be treated as capital contributions or debt at this point.  $2,456 has been incurred in expenses as of January 31, 2011, but no funds have been distributed directly to the Company as debt or equity or expenses submitted as of January 31, 2011.  Theses expenses have been paid directly by the officers of the Company.  The Company will have to seek additional investors and/or credit and loan facilities if expenses exceed this initial amount of $75,000.

We do not currently engage in any business activities that provide cash flow.  The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:

(i)  filing of Exchange Act reports, and

(ii)  consummating an acquisition.

We believe we will be able to meet these costs through use of funds in our treasury and additional amounts, as necessary, to be loaned by or invested in us by our stockholders, management or other investors.

We are in the development stage and have no working capital, no stockholders' equity and have not earned any revenues from operations to date.  These conditions raise substantial doubt about our ability to continue as a going concern.  We are currently devoting  our efforts to locating merger candidates.  Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties, may be in bankruptcy or is in need of additional capital.  In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Except as otherwise disclosed herein, o ur officers and directors have not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us.  Any target business that is selected may be a financially unstable company, presently in or out of bankruptcy, or an entity in its early stages of development or growth, including entities without established records of sales or earnings.  In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies.  In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization.  This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We anticipate that the selection of a business combination will be complex and extremely risky.  Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded corporation.  Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock.  Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

RISK FACTORS

There may be conflicts of interest between our management and our non-management stockholders and management may have incentives to act adversely to the non-management stockholders.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of our stockholders.  A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders.  Specifically, the officers and directors cannot be expected to continue in their positions if they receive no or little compensation for their efforts.  As such, the longer a business combination or operations takes to occur, the more likely it is management will approve such combination in order to begin to receive compensation for their performance.  Management is not involved with any other blank check companies.  At the initial filing, members of management had discussions with a second entity, Deca Investments, Inc. of Nevada, but has since declined this opportunity.

Our business is difficult to evaluate because we have no operating business and our shareholders will not know what business we will enter into until we effectuate a transaction.

As we have limited operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination.  We have had no recent operating history nor any revenues or earnings from operations since inception.  We have no significant assets or financial resources.  We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination.  This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity.  We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

Our officers and directors have limited experience in the management of a public company.

Our officers and directors have limited experience in the management of public companies; as such this may result in additional accounting, legal and other expenses to ensure compliance with all additional laws, regulations and reporting obligations.  Specifically, none of our management has not been an officer and or director for a public corporation since 1999 and may be unfamiliar with recent developments in the obligations and responsibilities of officers and directors.  Mr. Wilson and Mr. Ferrentino have no experience in the management of public companies.

Our auditor has expressed doubt about our ability to continue our business as a going concern, hindering our ability to raise capital.

Statements from our auditor suggest an inability to continue as a going concern unless we commence business operations or enter into a business combination in the short-term.  If we are unable to achieve this objective it is highly unlikely we will be able to attract additional investors and/or receive financing either in long or short term or bridge capital to continue operating as a going-concern.  Additionally, even if a combination is achieved, the Company may not be able to continue as an ongoing concern due to capital deficits, an inability to effectuate the acquisition’s business strategy, or disruptive technology or go unforeseen government regulation in the underlying industry that cannot be for seen at this time.

Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired.  The Registrant is expected to engage third parties for analysis of business opportunities, but if additional capital is not received, Registrant may be hindered in acquisition if a target is not found prior to expiration of capital reserves.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management and as a non-trading company we are a competitive disadvantage to some of our competitors and may reduce the likelihood of us consummating a deal.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination.  We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities.  A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us.  Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.  These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

We are a development stage company, and our future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

We were incorporated on February 6, 2007 and are considered to be in the development stage.  The nature of our operations is highly speculative, and there is a consequent risk of loss of your investment.  The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity.  While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion.  In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

We have no existing agreement for a business combination or other transaction and there is no guarantee that we will be able to negotiate a transaction that will benefit our shareholders.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity.  No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination.  Management has not identified any particular industry or specific business within an industry for evaluation.  We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting very limited time to our affairs. Our officers have not entered into written employment agreements with us and are not expected to do so in the foreseeable future and are expected to provide no more than 30% of the time to the Company.  This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company  acquired, covering one, two, or three years, depending on the relative size of the acquisition.  The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition.  Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

We may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since we will not be engaged in the business of investing or trading in securities.  If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs.  We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act of 1933, as amended (the "Securities Act").  Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

There are issues impacting liquidity of our securities with respect to the fact that we will need to file a resale registration statement to create liquidity in our common stock.

In addition, the SEC has recently disclosed that it has developed internal informal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a Registration Statement on Form S-3 to register its securities.  The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act ("Rule 415"), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the Issuer offer and sell such securities in a direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the Issuer.  It appears that the SEC in most cases will permit a registration for resale of up to one third of the total number of shares of common stock then currently owned by persons who are not affiliates of the issuer and, in some cases, a larger percentage depending on the facts and circumstances. Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors.  Since, following a reverse merger or business combination, we may have little tradable shares of common stock, it is unclear as to how many, if any, shares of common stock the SEC will permit us to register for resale, but the SEC staff members have indicated a willingness to consider a higher percentage in connection with registrations following reverse mergers with shell companies such as the Company.  The SEC may require as a condition to the declaration of effectiveness of a resale registration that we reduce or "cut back" the number of shares of common stock to be registered in such registration statement.  The result of the foregoing is that a stockholder's liquidity in our common stock maybe adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

We have never paid dividends on our common stock and if we do not pay dividends in the future then our shareholders can only benefit from their shares by selling such stock either in the public market place or in a private transaction.

We have never paid dividends on our common stock and do not presently intend to pay any dividends but we may decide to in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into us to further our business strategy.

We may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction.  Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions.  We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets.  A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenue unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenue from operations.  We may not realize any revenue unless and until we successfully merge with or acquire an operating business.

We intend to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Certificate of Incorporation authorizes the issuance of a maximum of 300,000,000 shares of common stock and a maximum of 10,000,000 shares of Preferred Stock including 100,000 shares of Convertible Series A preferred stock.  Any merger or acquisition effected by us may result in the issuance of additional securities without minority stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders.  Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders.  Due to our limited capital resources, it may not be feasible for the Company to perform a business value judgment to properly determine its own share value and the value of potential target acquisition company, resulting in an arbitrary valuation.  Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval.  To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

We have conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

We have not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to us.  Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us.  Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available.  There is no assurance that we will be able to acquire a business opportunity on terms favorable to us.  Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Our shares may be subject to the "penny stock" rules, following such a reverse merger transaction which might subject you to restrictions on marketability and may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Additional risks may exist since we will assist a privately held business to become public through a "reverse merger."  Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.  Failure to develop or maintain an active trading market for our common stock will have a generally negative effect on the price of our common stock and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price.  Your investment could be a partial or complete loss.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange and therefore it is possible that our stockholders will not be able to liquidate their investment in our stock and we may not have access to capital available to companies trading on these exchanges.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange.  However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange.  After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the "pink sheets," where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock.  In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors.  Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity.  This would also make it more difficult for us to raise additional capital following a business combination.

Our authorization of blank check preferred stock could be used to discourage a take-over transaction involving an actual or potential change in control of us or our management.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock.  In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.  Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management.  When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements.  These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement.  We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

ITEM 3.  DESCRIPTION OF PROPERTY.

We neither rent nor own any properties.  We utilize the office space and equipment of our management at no cost.  Management estimates such amounts to be immaterial.  We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 4.  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

a. Security ownership of certain beneficial owners.

The following table sets forth, as of October 31 , 2010, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons or entities who beneficially own more than 5% of the outstanding shares of our common stock.

Amount and Nature of Percentage

Name and Address	Beneficial Ownership	Of Class

WILLIAM WILSON* 60 Yacht Club Drive Lake Hopatcong, NJ 07849	0

ANTHONY FERRENTINO* 3 Dundar Road Springfield, NJ 07081	0

CARMEN DEMARTINIS* 11L Brookside Heights Wanaque, NJ 07465	0

*Is an Officer and/or Director of the Company.

ITEM 5.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

A. Identification of Directors and Executive Officers.

 Our officers and directors and additional information concerning them are as follows:

Name	Age	Position

William Wilson	47	President and Director
Anthony Ferrentino	52	Secretary, Treasurer and Director
Carmen DeMartinis	58	Director

William Wilson, President, Director (September 2008 - Present)

As Chairman of Wilson Associates since 2001, Bill Wilson oversees worldwide production, distribution and marketing for the company's range of sportswear and decorated promotional items.  Prior to founding of Wilson Associates, Bill served as president of MHK Products from 1993-2000, where he managed the unprecedented growth and success of the company.  In that role, he was responsible for overseeing company development and was instrumental in the formation of associations with major prestige accounts (Marval, Nike and Adidas to name a few).  Under his leadership, the group developed a multiplatform strategy that included outsourcing production thus increasing profits to new levels.  Prior to his role as president, Bill was Vice President in Charge of Production from 1988-93, at United Grocers, Inc.  A native of New Jersey and a 1985 graduate of Rutgers University with a Bachelor of Arts degree in International Relations and English, Bill also received a B.S. degree in Art History and Design.  A widowed father of two, Bill dedicates a great deal of time to Masonic Charities as well as Autism Awareness projects.

Anthony Ferrentino, Director, Secretary and Treasurer (September 2008 - Present)

Mr. Ferrentino graduated form Fairleigh Dickenson University in 1983 with a degree in business and accounting.  He has a master’s degree from NYU in international finance.  Mr. Ferrentino was manager of an office for Merrill Lynch before opening his own investment banking firm.  He is a financial consultant for corporations’ world wide. Mr. Ferrentino worked at Gibraltar Securities from August, 1985 to March of 1991.  While at Gibraltar Mr. Ferrentino earned his series 7, 63 and 24 licenses and eventually became a vice-president of the company, managing ten sales consultants.  From March of 1991 to July of 1996 Mr. Ferrentino accepted a position with Phillips Brokerage Services as a assistant sales manager in charge of training and compliance  to all brokers and it was during the this time I Mr. Ferrentino received his option licenses and helped too increase sales by twenty (20%) percent. Mr. Ferrentino’s next move was to Merrill Lynch were he worked as a Vice President in the managed client service department from August 1996 to April of 2001, advising clients on a variety of stock investment opportunities, bonds, tax advantages of certain investments and portfolio management. In May of 2001 until December of 2003, Mr. Ferrentino worked as an investment banker with the Laras Fund, specializing in finding under valued companies and helping raise capital and provide management support and advise long-term strategies.  Since January 2004, Mr. Ferrentino has worked as an independent business consultant help private companies become public entities through business combinations or by registration of securities.

Mr. Carmine DeMartinis, Director

Mr. DeMartinis is a 1974 graduate of Bloomfield College, Bloomfield, NJ with a degree in accounting.  Mr. DeMartinis has held managerial positions with large supermarket chains for the past forty years.  He then ventured on his as own as an owner of supermarkets.  Presently Mr. DeMartinis is a consultant for the super market industry.  In this position he has initiated many innovations in advertising and target marketing.

B. Significant Employees.  None.

C. Family Relationships.  None.

D. Involvement in Certain Legal Proceedings.  There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. The Board of Directors acts as the Audit Committee, and the Board has no separate committees.  The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate.  Further, the Company believes that it has inadequate financial resources at this time to hire such an expert.  The Company intends to continue to search for a qualified individual for hire.

CURRENT BLANK CHECK COMPANY EXPERIENCE

The Officers and Directors have no prior experience in blank check companies.  The officers and directors do have nearly 100 years of combined experience in building, developing and growing companies as well as working with public companies through the registration process and once they have become public entities.  They have enormous, contacts, resources and experience in which they can leverage to insure the financial and creative success of the Company.  Their collaborative skills enable them to recognize under valued companies which may truly benefit from a business combination with the Company as well as provide them the contacts necessary to find ideal fits to execute the Company’s business plan.

ITEM 6.  EXECUTIVE COMPENSATION.

The Company's officers and directors have not received any cash remuneration since inception.  They will not receive any remuneration until the consummation of an acquisition. No remuneration of any nature has been paid for on account of services rendered by a director in such capacity. Our officers and directors intend to devote very limited time to our affairs.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity.  However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

We utilize the office space and equipment of our management at no cost.  There have been no transactions since our formation, or any currently proposed transaction.  The Company has incurred expenses for legal, accounting and preparation in relation to this filing.  Expenses incurred through January 31, 2011 include $2,000 paid to our auditors, GBH CPAs, PC, and Edgar Direct, Inc. in the amount of $456 These expenses were paid directly by the officers of the Corporation.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

We have not:

Established our own definition for determining whether our director and nominees for directors are "independent" nor have we adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be "independent" under any applicable definition given that they are officers of the Company; nor,

Established any committees of the Board of Directors.

Given the nature of our company, its limited shareholder base and the current composition of management, the Board of Directors does not believe that we require any corporate governance committees at this time. The Board of Directors takes the position that management of a target business will establish:

Its own Board of Directors,

Establish its own definition of "independent" as related to directors and nominees for directors,

Establish committees that will be suitable for its operations after the Company consummates a business combination.

ITEM 8.  DESCRIPTION OF SECURITIES.

A.  Common and Preferred Stock.

We are authorized by its Certificate of Incorporation to issue an aggregate of 310,000,000 shares of capital stock, of which 300,000,000 are shares of common stock, par value $0.001 per share (the "Common Stock") and 10,000,000 shares of Preferred Stock with a $0.001 par value, which include 100,000 shares of Convertible Series A Preferred Stock, with no par value (the "Preferred Stock").  As of October 31, 2010, (zero) 0 shares of Common Stock and (zero) 0 shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company.  All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available.  In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock, which includes 100,000 shares of Convertible Series A Preferred Stock, with designations, rights and preferences determined from time to time by its Board of Directors.  The rights, powers and limitations for our Series A Preferred Stock have been designated in accordance to as stated in Exhibit 3.1 to this Filing.  Accordingly, our Board of Directors is empowered, without stockholder approval, to issue non-designated Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock.  In the event of issuance, the non-designated Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.  Although we have no present intention to issue any shares of its authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

The Company has a series of Convertible Preferred Stock designated "Series A Convertible Preferred Stock" and the number of shares consisting of that series is one hundred thousand (100,000) shares.  The holders of shares of Series A Preferred Stock shall not be entitled to receive dividends.  The Series A Preferred Stock shall not have any voting rights in actions to be taken by the stockholders of the Corporation.  Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntarily, the holders of the shares of Series A Preferred stock shall share pro rata with the holders of Common Stock, on an as if converted basis.  The holders of shares of Series A Preferred Stock shall have the following conversion rights:

(a) Optional Conversion, Each share of Series A Preferred Stock shall be convertible at any time, at the option of the holder thereof, and at the office of the Corporation or any transfer agent for such stock, into one thousand (1,000) fully paid and non-assessable shares of Common Stock (the -Conversion Ratio").  Any holder of Series A Preferred Stock desiring, to convert its shares or Series A Preferred Stock may convert all or part of their shares of Series A Preferred Stock.

Before any holder of Series A Preferred Stock Shall be entitled to optional conversion of such Series A Preferred Stock into shares of Common Stock, such holder shall (i) surrender the certificate or: certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, or (ii) notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an affidavit of lost certificate with respect to such certificate or certificates satisfactory to the Corporation, and give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names to which such holder wishes the certificate or Certificates of the shares of Common Stock to he issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to Shareholder, or to suit holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such bolder shall be entitled.

Notwithstanding anything to the contrary contained herein, no holder of Series A Preferred Stock shall be entitled to convert any shares of Series A Preferred Stock, if After such conversion, such holder shall then own more than 4.999% of the issued and outstand common stock of the Corporation.(after giving effect to such conversion).

(b) Adjustments for Combinations or Consolidations of Common Stock or Preferred Stock,

(1)  Adjustments for Subdivisions or Combinations of Common Stock like outstanding shares or Common Stock shall be subdivided (by reclassification, stock split, by payment of a stock dividend or otherwise), into a; greater number of shares of Common Stock the Conversion ratio of the Series A Preferred" Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased if the outstanding shares of Common Stock shall be combined or Consolidated, (by reclassification. stock split or otherwise), into a lesser number of shares of Common Stock, the Conversion Ratio of the Series A Preferred Stock in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

Notwithstanding anything to the contrary contained herein, there shall be no adjustment in the event if the outstanding shares of the common stock shall be consolidated by reclassification, reverse stock split or otherwise, into a lesser number of shares of common stock.  For the purpose of illustration, the Conversion Ratio shall be the same before as well as after any such reclassification, reverse stock split or otherwise.

(2)  Adjustment for Mergers or Reorganization, etc.  In case of any consolidation or merger of the Corporation with or into another Corporation or the conveyance of all or substantially ail of the assets of the Corporation to another Corporation, each share of Sees A Preferred Stock shall be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the cad that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Ratios) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

The Corporation shall not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be, observed or performed hereunder by the Corporation, but will at all times in good faith assisting the carrying, out of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A' Preferred Stock against impairment.

Upon the occurrence of-each adjustment or readjustment of a Conversion Price, the Corporation, at its expense, promptly shall compute such adjustment or readjustment in accordance with the terms stated above and the Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

In the event that the Corporation shall propose at any time:

(i)	to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not out of earnings or -earned surplus;

(ii)	to offer for subscription pro-rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

(iii)
to effect any reclassification or recapitalization of its Common stock outstanding involving a change in the Common Stock; or to merge or consolidate with or into any other Corporation or sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

b. Debt Securities.
None.

c. Other Securities To Be Registered.
None.

PART II

ITEM 1.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

a.  Market Information

The Common Stock is not trading on any stock exchange.  The Company is not aware of any market activity in its Common Stock since its inception through the date of this filing.

b.____  Holders.

As of January 31, 2011, there are 0 record holders of the Common Stock issued and outstanding and 0 record holders of the Convertible Series A Preferred Stock or non-designated preferred stock.

c.____  Dividends.

The Registrant has not paid any cash dividends to date and does not anticipate but may contemplate paying dividends in the foreseeable future.  It is the present intention of management to utilize all available funds for the development of the Registrant's business.

ITEM 2.  LEGAL PROCEEDINGS.

Presently, there are no matters pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 3.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 4.  RECENT SALES OF UNREGISTERED SECURITIES.

There have been no recent sales of securities.

ITEM 5.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

The Company's Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

ITEM 6.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10.

Table of Contents to Financial Statements

Unaudited Financial Statements	Page

Balance Sheets as of January 31, 2011 and October 31, 2010	F-2

Statements of Operations for the three months ended January 31, 2011 and 2010 and the period from February 6, 2007 (Date of Inception) to January 31, 2011	F-3

Statements of Cash Flows for the three months ended January 31, 2011 and 2010 and the period from February 6, 2007 (Date of Inception) to January 31, 2011	F-4

Notes to Financial Statements	F-5

Audited Financial Statements

Report of Independent Registered Public Accounting Firm	F-8

Balance Sheets as of October 31, 2010 and 2009	F-9

Statements of Operations for the years ended October 31, 2010 and 2009 and the period from February 6, 2007 (Date of Inception) to October 31, 2010	F-10

Statement of Stockholders’ Equity for the period February 6, 2007 (Date of Inception) to October 31, 2011	F-11

Statements of Cash Flows for the years ended October 31, 2010 and 2009 and the period from February 6, 2007 (Date of Inception) to October 31, 2010	F-12

Notes to Financial Statements	F-13

TRIDENT ACQUISITIONS, INC.
(A Development Stage Company)
Balance Sheets
(Unaudited)

	January 31, 2011	October 31, 2010
ASSETS

Current Assets:

Cash	$-	$-

Total Current Assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities:

Liabilities	$-	$-
Current
Total Current Liabilities	-	-

TOTAL LIABILITIES	-	-

Stockholders' Equity (Deficit)

Preferred stock, ($ 0.001 par value, 10,000,000
shares authorized; 0 issued and outstanding.)	-	-

Common stock ($ 0.001 par value, 300,000,000
shares authorized; 0 shares issued and
outstanding.)	-	-

Additional paid-in capital	2,456	-

Deficit accumulated during
development stage	(2,456)	-

Total Stockholders' Equity (Deficit)	-	-

Total Liabilities and Stockholders'
Equity (Deficit)	$-	$-

See accompanying notes to unaudited financial statements.

TRIDENT ACQUISITIONS, INC.
(A Development Stage Company)
Statements of Operations
(Unaudited)

	For the Three Months Ended January 31, 2011	For the Three Months Ended January 31, 2010	For the Period from February 6, 2007 (Date of Inception) to January 31, 2011

Revenues	$-	$-	$-

Operating Expenses:
General and Administrative
Expenses	2,456	-	2,456

Total Operating Expenses	(2,456)	-	(2,456)

Income (loss) from operations	-	-	-

Net Income (Loss)	$(2,456)	$-	$(2,456)

Basic and diluted earnings (loss) per share	$-	$-	$-

Weighted average number of common shares outstanding – basic and diluted	-	-	-

See accompanying notes to unaudited financial statements.

TRIDENT ACQUISITIONS, INC.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

	Three Months Ended January 31, 2011	Three Months Ended January 31, 2010	Period from February 6, 2007 (Date of Inception) to January 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(2,456)	$-	$(2,456)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:	-	-	-

Contributed capital for services	2,456	-	2,456

Net cash provided by (used in) operating activities	-	-	-

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Net cash provided by (used in) financing activities	-	-	-
Net increase (decrease) in cash	-	-	-

Cash beginning of period	-	-	-

Cash end of period	$-	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	$-	$-	$-

Income taxes paid	$-	$-	$-

See accompanying notes to unaudited financial statements.

TRIDENT ACQUISITIONS, INC.
(A Development Stage Company)
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

Note 1 - Nature of Operations

Trident Acquisitions, Inc. (a development stage company) (the "Company") was incorporated in Nevada on February 6, 2007 with an objective to acquire, or merge with, an operating business.  As of January 31, 201 1 , the Company had not yet commenced any operations.

The Company, based on proposed business activities, is a "blank check" company.  The Securities and Exchange Commission ("SEC") defines such a company as "a development stage company" that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and has issued 'penny stock,' as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.  Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions.  Management does not intend to undertake any efforts to cause a market to develop in its securities, either debt or equity, until the Company concludes a business combination. The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent that desires to employ the Company's funds in its business.  The Company's principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business ("Business Combination") rather than immediate, short-term earnings.  The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.  The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the accompanying financial statements, the Company has had no revenues and no operations since inception.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  While the Company is attempting to commence operations and generate revenues, the Company's may not have sufficient capital or access to capital to pay for costs and expenses that it will incur.  Management intends to raise additional funds by way of a public or private offering or from its shareholders or management .  There can be no assurance that the Company will be able to raise additional funds.  The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds and to implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 2 - Significant Accounting Policies

Basis of presentation

The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

The unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information in accordance with Securities and Exchange Commission (SEC) Regulation S-X rule 8-03. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for any subsequent quarters or for the entire year ending October 31, 2011. The balance sheet at October 31, 2010 has been derived from the audited financial statements at that date. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the SEC's rules and regulations. These unaudited financial statements should be read in conjunction with our audited financial statements and notes thereto for the year ended October 31, 2010 as included in this Form 10-12G/A.

Development Stage Company

The Company is a development stage company as defined by section 810-10-20 of the FASB Accounting Standards Codification.  The Company is still devoting substantially all of its efforts to establish the business and its planned principal operations have not commenced.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification ("Paragraph 820-10-35-37") to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 also establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs to the valuation methodology.

The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1

Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2

Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3

Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at January 31, 201 1 , nor gains or losses reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the periods ended January 31, 201 1 or 20 10 , or for the period from February 6, 2007 (inception) through January 31, 2011 .

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are provided based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification ("Section 740-10-25").  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net loss per common share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no common shares or potentially dilutive shares outstanding as of January 31, 2011.

Recently issued accounting standards

Management does not believe that any recently issued accounting pronouncements, whether effective or if not effective, to be adopted, will have a material effect on the accompanying financial statements.

Note 3 - Related Party Transaction

The Company has been provided office space by its management at no cost.  Management determined that such cost is nominal and did not recognize rent expense in the accompanying financial statements.

Management of the Company paid cash of $2,456 for professional services on behalf of the Company during the three months ended January 31, 2011.  Accordingly, the Company recorded a contribution of capital in the amount of $2,456 during the three months ended January 31, 2011.

Note 4 - Subsequent Events

In accordance with ASC 855, the Company evaluated subsequent events identified through May 27 , 2011, the date these financial statements were available to be issued.  There were no material subsequent events that required recognition or additional disclosures in these financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Trident Acquisitions, Inc.
(A Development Stage Company)
Lake Hopatcong, New Jersey

We have audited the accompanying balance sheets of Trident Acquisitions, Inc., (a development stage company) (the "Company") as of October 31, 2010 and 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended and for the period from October 17, 2005 (Date of Inception) to October 31, 2010.  The se financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal controls over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trident Acquisitions, Inc. as of October 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended and for the period from October 17, 2005 (Date of Inception) to October 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has had no revenues or operations since inception.  Those conditions raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
January 14, 2011

TRIDENT ACQUISITIONS, INC.
(A Development Stage Company)
Balance Sheets

	October 31, 2010	October 31, 2009

ASSETS

Current Assets:

Cash	$-	$-

Total Current Assets	$-	$-

TOTAL ASSETS	$-	$-

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities:

Liabilities	$-	$-
Current
Total Current Liabilities	-	-

TOTAL LIABILITIES	-	-

Stockholders' Equity (Deficit)

Preferred stock, ( $0.001 par value, 10,000,000 shares authorized; 0 issued and outstanding.)

Common stock ( $0.001 par value, 300,000,000 shares authorized; 0 shares issued and outstanding.)

Additional paid-in capital	-	-

Deficit accumulated during development stage	-	-

Total Stockholders' Equity (Deficit)	-	-

Total Liabilities and Stockh olders Equity (Deficit)	$-	$-

See Notes to Financial Statements

TRIDENT ACQUISITIONS, INC.
(A Development Stage Company)
Statements of Operations

	Year Ended October 31, 2010	Year Ended October 31, 2009	Period from February 6, 2007 (Date of Inception) to October 31, 2010

Revenues:	$-	$-	$-
Total Revenues	-	-	-

Operating and Administrative Expenses:	-	-	-
Total Operating and Administrative Expenses	-	-	-

Income (loss) from operations	-	-	-

Net Income (Loss)	$-	$-	$-

Basic and diluted earnings (loss) per share	$-	$-	$-

Weighted average number of common shares outstanding - basic and diluted	-	-	-

See Notes to Financial Statements

TRIDENT ACQUISITIONS, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)
From February 6, 2007  (Date of Inception) to October 31, 2010

	Common Stock Shares	Common Stock Amount		Additional Paid-in Capital		Deficit Accumulated During Development Stage		Total

Balance, February 6, 2007	-		$-		$-		$-		$-
– (Date of Inception)

Net income (loss) for the period or year ended:
October 31, 2007	-		-		-		-		-
October 31, 2008	-		-		-		-		-
October 31, 2009	-		-		-		-		-
October 31, 2010	-		-		-		-		-

Balance, October 31, 2010		$		$		$		$

See Notes to Financial Statements

TRIDENT ACQUISITIONS, INC.
(A Development Stage Company)
Statements of Cash Flows

	Year Ended October 31, 2010	Year Ended October 31, 2009	Period from February 6, 2007 (Date of Inception) to October 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$-	$-	$-

Adjustments to reconcile net Income (loss) to net cash provided by (used in) operating activities:	-	-	-

Net cash provided by (used in) operating activities	-	-	-

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-	-	-

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES

Net cash provided by (used in) financing activities	-	-	-
Net increase (decrease) in cash	-	-	-

Cash beginning of period	-	-	-

Cash end of period	$-	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	$-	$-	$-

Income taxes paid	$-	$-	$-

See Notes to Financial Statements

TRIDENT ACQUISITION, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

Note 1 - Nature of Operations

Trident Acquisitions, Inc. (a development stage company) (the "Company") was incorporated in Nevada on October 17, 2005, with an objective to acquire, or merge with, an operating business.  As of October 31, 2010, the Company had not yet commenced any operations.

The Company, based on proposed business activities, is a "blank check" company.  The Securities and Exchange Commission ("SEC") defines such a company as "a development stage company" that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and has issued 'penny stock,' as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.  Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions.  Management does not intend to undertake any efforts to cause a market to develop in its securities, either debt or equity, until the Company concludes a business combination.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent that desires to employ the Company's funds in its business.  The Company's principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business ("Business Combination") rather than immediate, short-term earnings.  The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.  The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the accompanying financial statements, the Company has had no revenues and no operations since inception.  Those conditions raise substantial doubt about the Company's ability to continue as a going concern.  While the Company is attempting to commence operations and generate revenues, the Company's may not have sufficient capital or access to capital to pay for costs and expenses that it will incur.  Management intends to raise additional funds by way of a public or private offering.  There can be no assurance that the Company will be able to raise additional funds.  The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds and to implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 2 - Significant Accounting Policies

Basis of presentation

The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Development Stage Company

The Company is a development stage company as defined by section 810-10-20 of the FASB Accounting Standards Codification.  The Company is still devoting substantially all of its efforts to establish the business and its planned principal operations have not commenced.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification ("Paragraph 820-10-35-37") to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 also establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs to the valuation methodology.

The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1

Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2

Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3

Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at October 31, 2010, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the years ended October 31, 2010 or 2009, or for the period from February 6, 2007 (inception) through October 31, 2010.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification ("Section 740-10-25").  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net loss per common share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no common shares or potentially dilutive shares outstanding as of October 31, 2010 or 2009.

Recently issued accounting standards

Management does not believe that any recently issued accounting pronouncements, whether effective or if not effective, to be adopted, would have a material effect on the accompanying financial statements.

Note 3 - Related Party Transaction

The Company has been provided office space by its management at no cost.  Management determined that such cost is nominal and did not recognize rent expense in the accompanying financial statements.

Note 4 - Subsequent Events

In accordance with ASC855, the Company evaluated subsequent events through January 14, 2011, the date these financial statements were available to be issued.  There were no material subsequent events identified that required recognition or additional disclosures in these financial statements.

ITEM 7- CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 8.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 6.

(b) Exhibits.

PART III

ITEM 1.  INDEX TO EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Incorporation*

3.2	By-Laws*

10	Series A Preferred Stock Agreement*

23	Consent of Independent Registered Public Accounting Firm

* Filed as an exhibit to the Form 10 filed with the SEC on January 20 , 2011.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Trident Acquisitions, Inc.

Date: May 27 , 2011	By:	By: /s/ William Wilson
Name: William Wilson
Title: President and Director